UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 8, 2023

MACROGENICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive
Rockville,	Maryland	20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement
On March 8, 2023 (the “Execution Date”), MacroGenics, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”) with DRI Healthcare Acquisitions LP (“DRI”), a wholly owned subsidiary of DRI Healthcare Trust, for the sale to DRI of the Company’s single-digit royalty interest on global net sales of TZIELD (teplizumab-mzwv) (the “DRI Transaction”) under the Company’s Asset Purchase Agreement dated May 7, 2018, as amended (the “Asset Purchase Agreement”), with Provention Bio, Inc. (“Provention Bio”). MacroGenics retains its other economic interests related to TZIELD, including future potential regulatory and commercial milestones.

Under the terms of the Royalty Purchase Agreement, at the closing of the DRI Transaction, which is anticipated to occur on March 15, 2023 or such other date as the Company and DRI may agree, DRI will pay the Company $100 million for its single-digit royalty interest on global net sales of TZIELD. MacroGenics will have the right to receive a 50% share of the royalty on global net sales above a certain annual threshold. In addition, the Company may also receive up to $50 million from DRI upon the occurrence of pre-specified events tied to the advancement of TZIELD for the treatment of newly diagnosed type 1 diabetes and transactions regarding TZIELD and Provention Bio. The Company may also receive an additional $50 million milestone from DRI if TZIELD achieves a certain level of net sales.

The Royalty Purchase Agreement contains customary representations, warranties and agreements by the Company and DRI, indemnification obligations of the parties and other obligations of the parties.

The foregoing summary of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023.

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the timing and potential amount of royalty payments to be received under the Asset Purchase Agreement and benefits expected from the Royalty Purchase Agreement. Statements including words such as “anticipate,” “may,” “will,” “to be,” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including the risk that the DRI Transaction may not close when expected, or at all, as well as the future global net sales of TZIELD and the Company’s ability to achieve the milestone payments set forth under the terms of the Royalty Purchase Agreement, and risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this report, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 8.01	Other Events.
On March 8, 2023, the Company issued a press release announcing the execution of the Royalty Purchase Agreement. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated March 8, 2023
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2023	MACROGENICS, INC.
	By:	/s/ Jeffrey Peters Jeffrey Peters Senior Vice President and General Counsel